Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports Record

Third Quarter Fiscal 2008 Financial Results

Non-GAAP EPS is $0.93, versus ($0.62) Non-GAAP Net Loss a Year Ago

Top and Bottom Line Results Exceed High End of Guidance

New York, NY — September 4, 2008 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its third quarter ended July 31, 2008, which exceeded the Company’s previously issued guidance.

Net revenue for the third fiscal quarter was $433.8 million, compared to $206.4 million for the same quarter of fiscal 2007. Third quarter sales were led by the blockbuster Grand Theft Auto IV, as well as Top Spin 3 and Sid Meier’s Civilization® Revolution™.

Net income for the third quarter was $51.8 million or $0.67 per share, compared to a net loss of ($58.5) million or ($0.81) per share in the third quarter of fiscal 2007.

The third quarter results include $12.6 million in stock-based compensation expense ($0.16 per share); $5.4 million in professional fees and legal expenses, primarily related to Electronic Arts’ unsolicited tender offer ($0.07 per share); and $1.8 million in business reorganization costs ($0.02 per share). Results for the third quarter of 2007 included $10.8 million of business reorganization costs, legal expenses and other professional fees ($0.15 per share); as well as $2.8 million in stock-based compensation expense ($0.04 per share).

Non-GAAP net income was $71.5 million or $0.93 per share in the third quarter, compared to a net loss of ($44.9) million or ($0.62) per share in the third quarter of 2007.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items.)

For the nine months ended July 31, 2008, net revenues were $1,214.1 million, compared to $689.2 million for the same period a year ago.  Net income for the first nine months of fiscal 2008 was $112.1 million or $1.48 per share, compared to a loss of ($131.3) million or ($1.83) for the 2007 period. Results for the first nine months of fiscal 2008 include $31.1 million in stock-based compensation expense ($0.41 per share); $10.7 million in professional fees and legal expenses, primarily related to Electronic Arts’ unsolicited tender offer ($0.14 per share); and $2.9 million in business reorganization costs ($0.04 per share). Results for the first nine months of fiscal 2007 included $34.3 million of business reorganization costs, legal expenses and other professional fees ($0.48 per share); as well as $12.6 million in stock-based compensation expense ($0.18 per share).

Non-GAAP net income was $156.6 million or $2.07 per share in the first nine months of 2008, compared to a net loss of ($84.4) million or ($1.18) per share in the comparable period of 2007.  (Please refer to Non-GAAP Financial Measures and reconciliation information included later in this release.)

Business Highlights

Among the significant recent business developments, Take-Two noted the following:

•                  Sales of Rockstar Games’ blockbuster Grand Theft Auto IV continued to exceed the Company’s expectations. Over 10 million units have been sold through to consumers as of August 16, 2008.

•                  Carnival Games™, a wholly owned and internally developed title for the Wii™ home video game system from Nintendo and Nintendo DS™, has shipped over 2 million units since its debut in late August 2007.  2K Play will be expanding the franchise with Carnival Games: Mini-Golf for the Wii in the fourth quarter of fiscal 2008.

•                  Gary Dale was named Chief Operating Officer of Take-Two, responsible for Take-Two’s publishing labels, sales activities, international expansion and business development initiatives.  He had previously served as Executive Vice President of Take-Two.

“Take-Two’s exceptionally robust third quarter results reflected our continuing efforts to build a diverse roster of outstanding entertainment software brands, supported by an increasingly productive and efficient business organization,” said Strauss Zelnick, Chairman of Take-Two.  “Thanks in particular to the creativity of our global development teams and their passion for producing great entertainment, we are benefiting from a portfolio that is the strongest in our Company’s history, as well as one of the most valuable in our industry.”

Ben Feder, Chief Executive Officer of Take-Two, noted, “I’m extremely pleased with our strong position heading into the holiday season.  Our world-class holiday portfolio includes Grand Theft Auto IV, Top Spin 3, Sid Meier’s Civilization Revolution, and Carnival Games, as well as upcoming hits such as Midnight Club: Los Angeles, BioShock for PLAYSTATION®3, and a range of sports titles.  Longer term, we’re sharply focused on bringing our popular products to new regions and new markets, as we continue to seek opportunities for profitable growth and enhanced stockholder value.”

Financial Guidance

Take-Two’s guidance for the fourth quarter and fiscal year ending October 31, 2008 is detailed below. The Company has increased its guidance for fiscal year 2008, while reducing its guidance for the fourth quarter, primarily due to the significantly better than expected third quarter results and shifts in the timing of certain product releases, the most significant of which are Midnight Club: Los Angeles and Midnight Club: LA Remix, which will now be released on October 21st and October 24th in North America and Europe, respectively.

	Revenue*	Non-GAAP EPS (a)(b)
Fourth quarter ending 10/31/2008	$285 to $335	$0.01 to $0.05
Fiscal year ending 10/31/2008	$1,500 to $1,550	$2.08 to $2.12

* In millions

(a) The Company’s non-GAAP EPS estimates for the fourth quarter and fiscal year ending October 31, 2008 exclude approximately $0.18 and $0.59 per share, respectively, of stock-based compensation expense; and approximately $0.03 and $0.21 per share, respectively, of professional fees and legal expenses related to unusual matters, including the Electronic Arts tender offer and the Company’s related review of strategic alternatives; as well as business reorganization costs. The Company’s stock-based compensation expense for the fourth quarter and fiscal 2008 reflects the cost of approximately 2 million stock options and 1.5 million shares issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(b) EPS estimates reflect tax expense primarily for international operations.

Key assumptions underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on prior generation platforms; as well as the timely delivery of the titles detailed in this release.

Product Pipeline

The following titles shipped during the third quarter of fiscal 2008:

Title	Platform

Carnival Games™	DS
Don King Presents: Prizefighter	Xbox 360
MLB® Power Pros 2008	Wii, PS2
Sid Meier’s Civilization® Revolution™	Xbox 360, PS3, DS
Top Spin 3	Xbox 360, PS3, Wii, DS

The following titles are planned for release in the remainder of fiscal 2008:

Title	Platform

BioShock®	PS3
Carnival Games: Mini-Golf™	Wii
Dora the Explorer: Dora Saves the Snow Princess	Wii, PS2, DS
Go, Diego, Go!: Great Dinosaur Rescue	Wii, PS2, DS
Grand Theft Auto IV (Japanese edition)	Xbox 360, PS3
Midnight Club: Los Angeles	Xbox 360, PS3
Midnight Club: LA Remix	PSP
NBA® 2K9	Multiple platforms
NHL® 2K9	Multiple platforms
Sid Meier’s Civilization IV: Colonization™	Games for Windows®
The Wonder Pets!: Save the Animals	DS

Take-Two’s line up announced to date for fiscal 2009 includes the following titles:

Title	Platform

BioShock® 2	TBA

Borderlands™	Xbox 360, PS3, Games for Windows®
Champions Online™	TBA (MMOG)
Grand Theft Auto: IV	PC
Grand Theft Auto: Chinatown Wars	DS
Grand Theft Auto IV episodic content	Xbox 360
Mafia II	Multiple platforms
Major League Baseball® 2K9	Multiple platforms
MLB® Superstars	Wii
NBA® 2K10	Multiple platforms
NHL® 2K10	Multiple platforms

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP. They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Business reorganization, restructuring and related expenses

•                  Stock-based compensation

•                  Professional fees and expenses associated with unusual legal and other matters, including the Company’s strategic review process

•                  Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization, restructuring and related expenses

In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned.  As a result of these actions and the implementation of a business reorganization plan, the

Company incurred significant costs in the fiscal year ended October 31, 2007 to reduce headcount, relocate employees and consolidate sales and operational functions.

The Company recorded additional business reorganization costs in the three and nine months ended July 31, 2008, and expects that additional business reorganization, restructuring and related costs will be recorded in the remainder of the 2008 fiscal year. Such costs are expected to relate to severance, asset write-offs and associated professional fees.  The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization expenses from its non-GAAP financial measures.

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in their short and long-term operating plans.  The Company places greater emphasis on stockholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with unusual legal and other matters, including the Company’s strategic review process

The Company has incurred significant legal, consulting and investment banking expenses related to the tender offer by Electronic Arts Inc. to acquire all of the Company’s outstanding shares, which was launched in March 2008 and expired in August 2008, and the Company’s related strategic review process. The Company expects to continue to incur expenses for professional fees related to its strategic review process until that process is completed. Additionally, the Company has realized significant legal and other professional fees associated with both the investigation of its historical stock option granting process and the Company’s responses to related governmental inquiries and civil lawsuits. One of management’s primary objectives is to bring conclusion to its outstanding legal matters.  The Company continues to incur expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc., is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC,  PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Microsoft, Windows, the Windows Vista Start button, Xbox, Xbox 360, Xbox LIVE, and the Xbox logos are trademarks of the Microsoft group of companies, and ‘Games for Windows’ and the Windows Vista Start button logo are used under license from Microsoft.

“PlayStation”, “PLAYSTATION”, and “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc.

Wii and Nintendo DS are trademarks of Nintendo. © 2006 Nintendo.

Important Legal Information

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. In addition, the Company has announced it is currently evaluating its strategic alternatives. Further risks and uncertainties associated with the Company’s process to evaluate its strategic alternatives are as follows: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with the Company’s process to evaluate its strategic alternatives (including stockholder litigation relating to Electronic Arts Inc.’s tender offer to acquire the Company’s outstanding shares that expired on August 18, 2008) or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. This communication does not constitute an offer to sell or invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the Company’s process to evaluate its strategic alternatives or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended July 31,		Nine months ended July 31,
	2008	2007	2008	2007

Net revenue	$433,836	$206,415	$1,214,088	$689,191

Cost of goods sold:
Product costs	154,362	107,458	487,557	377,280
Software development costs and royalties	45,721	40,600	126,123	93,790
Internal royalties	51,971	3,536	110,768	17,890
Licenses	7,602	16,685	39,475	43,126
Total cost of goods sold	259,656	168,279	763,923	532,086

Gross profit	174,180	38,136	450,165	157,105

Selling and marketing	42,856	35,223	122,534	98,406
General and administrative	47,070	34,703	127,673	113,788
Research and development	17,239	11,210	47,877	37,296
Business reorganization and related	1,771	7,100	2,877	16,062
Depreciation and amortization	6,201	7,006	20,126	20,743
Total operating expenses	115,137	95,242	321,087	286,295
Income (loss) from operations	59,043	(57,106)	129,078	(129,190)
Interest and other income (expense), net	874	748	(108)	2,632
Income (loss) before income taxes	59,917	(56,358)	128,970	(126,558)
Income taxes	8,091	2,188	16,919	4,785
Net income (loss)	$51,826	$(58,546)	$112,051	$(131,343)

Earnings (loss) per share:
Basic	$0.68	$(0.81)	$1.50	$(1.83)
Diluted	$0.67	$(0.81)	$1.48	$(1.83)

Weighted average shares outstanding:
Basic	75,866	72,075	74,701	71,714
Diluted	76,975	72,075	75,640	71,714

	Three months ended July 31,		Nine months ended July 31,
OTHER INFORMATION	2008	2007	2008	2007

Total revenue mix
Publishing	88%	76%	81%	69%
Distribution	12%	24%	19%	31%

Geographic revenue mix
North America	54%	78%	65%	76%
International	46%	22%	35%	24%

Publishing revenue platform mix
Microsoft Xbox 360	44%	34%	43%	23%
Sony PLAYSTATION 3	37%	20%	33%	12%
Nintendo Wii	7%	6%	8%	2%
Sony PlayStation 2	5%	18%	8%	31%
Sony PSP	3%	7%	4%	13%
PC	2%	8%	3%	11%
Nintendo Handhelds	2%	3%	1%	2%
Other	0%	4%	0%	6%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31,	October 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$338,701	$77,757
Accounts receivable, net of allowances of $58,210 and $63,324 at July 31, 2008 and October 31, 2007, respectively	106,354	104,937
Inventory	71,574	99,331
Software development costs and licenses	127,810	141,441
Prepaid taxes and taxes receivable	24,656	40,316
Prepaid expenses and other	46,047	34,741
Total current assets	715,142	498,523

Fixed assets, net	38,247	44,986
Software development costs and licenses, net of current portion	57,891	34,465
Goodwill	240,855	204,845
Other intangibles, net	27,636	31,264
Other assets	12,791	17,060
Total assets	$1,092,562	$831,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149,526	$128,782
Accrued expenses and other current liabilities	184,468	146,835
Deferred revenue	58,332	36,544
Total current liabilities	392,326	312,161
Deferred revenue	—	25,000
Line of credit	—	18,000
Income taxes payable	27,436	—
Other long-term liabilities	7,219	4,828
Total liabilities	426,981	359,989
Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized; 77,586 and 74,273 shares issued and outstanding at July 31, 2008 and October 31, 2007, respectively	776	743
Additional paid-in capital	594,589	513,297
Retained earnings (accumulated deficit)	33,229	(77,747)
Accumulated other comprehensive income	36,987	34,861
Total stockholders’ equity	665,581	471,154

Total liabilities and stockholders’ equity	$1,092,562	$831,143

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine months ended July 31,
	2008	2007
Operating activities:
Net income (loss)	$112,051	$(131,343)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Amortization and impairment of software development costs and licenses (1)	104,565	79,320
Depreciation and amortization of long-lived assets	20,126	20,743
Amortization and impairment of intellectual property	1,632	7,278
Stock-based compensation (2)	31,062	12,554
Provision (benefit) for deferred income taxes	99	(159)
Foreign currency transaction loss (gain) and other	1,203	(805)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(1,417)	48,273
Inventory	27,757	19,730
Software development costs and licenses	(115,913)	(117,447)
Prepaid expenses, other current and other non-current assets	9,474	16,652
Accounts payable, accrued expenses, deferred revenue, income taxes payable and other liabilities	77,209	(27,551)
Total adjustments	155,797	58,588
Net cash provided by (used for) operating activities	267,848	(72,755)

Investing activities:
Purchase of fixed assets	(9,026)	(16,629)
Purchases of businesses, net of cash acquired	(4,037)	(982)
Net cash used for investing activities	(13,063)	(17,611)

Financing activities:
Proceeds from exercise of employee stock options	25,363	5,501
Payments on line of credit	(83,000)	—
Borrowings on line of credit	65,000	11,000
Payment of debt issuance costs	(962)	(1,764)
Net cash provided by financing activities	6,401	14,737
Effects of exchange rates on cash and cash equivalents	(242)	4,774
Net increase (decrease) in cash and cash equivalents	260,944	(70,855)
Cash and cash equivalents, beginning of year	77,757	132,480
Cash and cash equivalents, end of period	$338,701	$61,625

(1)  Excludes stock-based compensation

(2)  Includes the net effects of capitalization and amortization of stock-based compensation

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months	Business	Professional		Non-GAAP three
	ended July 31,	reorganization	fees and	Stock-based	months ended July 31,
	2008	and related	legal matters	compensation	2008

Net revenue	$433,836	$—	$—	$—	$433,836

Cost of goods sold:
Product costs	154,362	—	—	—	154,362
Software development costs and royalties	45,721	—	—	(3,404)	42,317
Internal royalties	51,971	—	—	—	51,971
Licenses	7,602	—	—	—	7,602
Total cost of goods sold	259,656	—	—	(3,404)	256,252

Gross profit	174,180	—	—	3,404	177,584

Selling and marketing	42,856	—	—	(545)	42,311
General and administrative	47,070	—	(5,379)	(6,922)	34,769
Research and development	17,239	—	—	(1,687)	15,552
Business reorganization and related	1,771	(1,771)	—	—	—
Depreciation and amortization	6,201	—	—	—	6,201
Total operating expenses	115,137	(1,771)	(5,379)	(9,154)	98,833
Income from operations	59,043	1,771	5,379	12,558	78,751
Interest and other income, net	874	—	—	—	874
Income before income taxes	59,917	1,771	5,379	12,558	79,625
Income taxes	8,091	—	—	—	8,091
Net income	$51,826	$1,771	$5,379	$12,558	$71,534

Earnings per share:*
Basic	$0.68	$0.02	$0.07	$0.17	$0.94
Diluted	$0.67	$0.02	$0.07	$0.16	$0.93

Weighted average shares outstanding
Basic	75,866	75,866	75,866	75,866	75,866
Diluted	76,975	76,975	76,975	76,975	76,975

EBITDA:
Income before income taxes	$59,917				$79,625
Interest	(689)				(689)
Depreciation and amortization	6,201				6,201
EBITDA	$65,429				$85,137
Add: Business reorganization and related	1,771				—
Adjusted EBITDA	$67,200				$85,137

*Basic and diluted earnings per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months	Business	Professional		Non-GAAP three
	ended July 31,	reorganization	fees and	Stock-based	months ended July 31,
	2007	and related	legal matters	compensation	2007

Net revenue	$206,415	$—	$—	$—	$206,415

Cost of goods sold:
Product costs	107,458	—	—	—	107,458
Software development costs and royalties	40,600	—	—	(1,175)	39,425
Internal royalties	3,536	—	—	—	3,536
Licenses	16,685	—	—	—	16,685
Total cost of goods sold	168,279	—	—	(1,175)	167,104

Gross profit	38,136	—	—	1,175	39,311

Selling and marketing	35,223	—	—	(260)	34,963
General and administrative	34,703	—	(4,013)	(344)	30,346
Research and development	11,210	—	—	(722)	10,488
Business reorganization and related	7,100	(6,835)	—	(265)	—
Depreciation and amortization	7,006	—	—	—	7,006
Total operating expenses	95,242	(6,835)	(4,013)	(1,591)	82,803
Loss from operations	(57,106)	6,835	4,013	2,766	(43,492)
Interest and other income, net	748	—	—	—	748
Loss before income taxes	(56,358)	6,835	4,013	2,766	(42,744)
Income taxes	2,188	—	—	—	2,188
Net loss	$(58,546)	$6,835	$4,013	$2,766	$(44,932)

Loss per share:*
Basic	$(0.81)	$0.09	$0.06	$0.04	$(0.62)
Diluted	$(0.81)	$0.09	$0.06	$0.04	$(0.62)

Weighted average shares outstanding
Basic	72,075	72,075	72,075	72,075	72,075
Diluted	72,075	72,075	72,075	72,075	72,075

EBITDA:
Loss before income taxes	$(56,358)				$(42,744)
Interest	(447)				(447)
Depreciation and amortization	7,006				7,006
EBITDA	$(49,799)				$(36,185)
Add: Business reorganization and related	7,100				—
Adjusted EBITDA	$(42,699)				$(36,185)

*Basic and diluted loss per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Nine months	Business	Professional		Non-GAAP nine
	ended July 31,	reorganization	fees and	Stock-based	months ended July 31,
	2008	and related	legal matters	compensation	2008

Net revenue	$1,214,088	$—	$—	$—	$1,214,088

Cost of goods sold:
Product costs	487,557	—	—	—	487,557
Software development costs and royalties	126,123	—	—	(10,598)	115,525
Internal royalties	110,768	—	—	—	110,768
Licenses	39,475	—	—	—	39,475
Total cost of goods sold	763,923	—	—	(10,598)	753,325

Gross profit	450,165	—	—	10,598	460,763

Selling and marketing	122,534	—	—	(1,926)	120,608
General and administrative	127,673	—	(10,654)	(14,874)	102,145
Research and development	47,877	—	—	(3,664)	44,213
Business reorganization and related	2,877	(2,877)	—	—	—
Depreciation and amortization	20,126	—	—	—	20,126
Total operating expenses	321,087	(2,877)	(10,654)	(20,464)	287,092
Income from operations	129,078	2,877	10,654	31,062	173,671
Interest and other expense, net	(108)	—	—	—	(108)
Income before income taxes	128,970	2,877	10,654	31,062	173,563
Income taxes	16,919	—	—	—	16,919
Net income	$112,051	$2,877	$10,654	$31,062	$156,644

Earnings per share:*
Basic	$1.50	$0.04	$0.14	$0.42	$2.10
Diluted	$1.48	$0.04	$0.14	$0.41	$2.07

Weighted average shares outstanding
Basic	74,701	74,701	74,701	74,701	74,701
Diluted	75,640	75,640	75,640	75,640	75,640

EBITDA:
Income before income taxes	$128,970				$173,563
Interest	464				464
Depreciation and amortization	20,126				20,126
EBITDA	149,560				194,153
Add: Business reorganization and related	2,877				—
Adjusted EBITDA	$152,437				$194,153

*Basic and diluted earnings per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Nine months	Business	Professional		Non-GAAP nine
	ended July 31,	reorganization	fees and	Stock-based	months ended July 31,
	2007	and related	legal matters	compensation	2007

Net revenue	$689,191	$—	$—	$—	$689,191

Cost of goods sold:
Product costs	377,280	(5,164)	—	—	372,116
Software development costs and royalties	93,790	—	—	(2,208)	91,582
Internal royalties	17,890	—	—	—	17,890
Licenses	43,126	—	—	—	43,126
Total cost of goods sold	532,086	(5,164)	—	(2,208)	524,714

Gross profit	157,105	5,164	—	2,208	164,477

Selling and marketing	98,406	—	—	(879)	97,527
General and administrative	113,788	—	(15,180)	(4,424)	94,184
Research and development	37,296	—	—	(2,978)	34,318
Business reorganization and related	16,062	(13,997)	—	(2,065)	—
Depreciation and amortization	20,743	—	—	—	20,743
Total operating expenses	286,295	(13,997)	(15,180)	(10,346)	246,772
Loss from operations	(129,190)	19,161	15,180	12,554	(82,295)
Interest and other income, net	2,632	—	—	—	2,632
Loss before income taxes	(126,558)	19,161	15,180	12,554	(79,663)
Income taxes	4,785	—	—	—	4,785
Net loss	$(131,343)	$19,161	$15,180	$12,554	$(84,448)

Loss per share:*
Basic	$(1.83)	$0.27	$0.21	$0.18	$(1.18)
Diluted	$(1.83)	$0.27	$0.21	$0.18	$(1.18)

Weighted average shares outstanding
Basic	71,714	71,714	71,714	71,714	71,714
Diluted	71,714	71,714	71,714	71,714	71,714

EBITDA:
Loss before income taxes	$(126,558)				$(79,663)
Interest	(2,570)				(2,570)
Depreciation and amortization	20,743				20,743
EBITDA	(108,385)				(61,490)
Add: Business reorganization and related	21,226				—
Adjusted EBITDA	$(87,159)				$(61,490)

*Basic and diluted loss per share may not add due to rounding